UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

KKR Infrastructure Conglomerate LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

On September 28, 2023, KKR Infrastructure Conglomerate LLC (the “Company”) issued to KKR DAV Manager LLC (the “Manager”) a total of approximately 33,480 Class F Shares of the Company as payment of the management fee (the “Management Fee”) due under the Amended and Restated Management Agreement, dated as of September 25, 2023, between the Company and the Manager (the “Management Agreement”). The issuance of the Class F Shares represents payment in satisfaction of an aggregate management fee of approximately $887,398 for services rendered by the Manager during June 2023, July 2023 and August 2023, in accordance with the terms of the Management Agreement. Pursuant to the Management Agreement, in exchange for a monthly management fee payable in cash or Class F Shares at the Manager’s election, the Manager is responsible for sourcing, evaluating and monitoring the Company’s acquisition opportunities and making recommendations to the Company’s executive committee related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s objectives, guidelines, policies and limitations, subject to oversight by the Company’s Board of Directors. The Manager has submitted a standing election notice to the Company to receive the Management Fee for future periods in Class F Shares in lieu of cash. The Company issued the Class F Shares to the Manger in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events

On September 29, 2023, the Company declared distributions on the following classes of the Company’s shares in the amounts per share set forth below:

Class	Net Distribution
Class U Shares	$0.0715
Class R Shares	$0.0900
Class D Shares	$0.0845
Class I Shares	$0.0900
Class E Shares	$0.0900
Class F Shares	$0.0900

The distributions for each class of shares are payable to holders of record at the close of business on September 30, 2023 and will be paid on or about October 24, 2023. The net distributions will be paid in cash or reinvested in shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

	By:	/s/ Sung Bum Cho
Name: Sung Bum Cho
Date: October 4, 2023		Title: General Counsel & Secretary